EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (this "Employment Agreement"), is made and entered into as of April 14, 2005 by and between IMAGE INNOVATIONS HOLDINGS INC., a Nevada corporation, having a principal place of business at 432 Park Avenue South, New York, New York 10022 (the "Company"), and Michael Preston having a residence address at 220 Sickletown Road, Orangeburg, New York, 10962 (the "Executive").

                                    RECITALS

      WHEREAS, the Company desires to employ the Executive to render services to the Company as a director and Chief Executive Officer ("CEO"), and the Executive desires to render such services on behalf of the Company; and

      WHEREAS, the Company and the Executive desire to set forth the terms and conditions on which (i) the Company will employ the Executive, (ii) the Executive will render services to the Company and any other corporation or business entity controlling, controlled by or under common control with the Company (each, an "Affiliate"), and (iii) the Company will compensate the Executive for such services.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Employment.

            The Company hereby employs the Executive, and the Executive hereby accepts such employment, upon the terms and conditions herein set forth.

      2.    Term.

            Subject to the  provisions  for  termination  provided  herein,  the initial term of employment of the Executive under this Employment Agreement shall be for a period of three years commencing on April 14, 2005 and ending on April 13, 2008 (the "Initial Term"). The Executive's employment under this Employment Agreement shall be automatically extended thereafter for two additional one-year periods (each, an "Extension Term") unless either party gives a termination notice not earlier than 180 days and not later than 90 days prior to the expiration of the Initial Term or any Extension term. The Initial Term and all Extension Terms, if any, are referred to herein as the "Term."

      3.    Duties and Responsibilities.

            3.1 The Executive shall devote his full attention and apply his reasonable efforts, energies and skills, on a substantially full-time basis, to the business of the Company and each Affiliate (such corporations or other business entities being referred to herein collectively as the "Image Group"). Executive shall be permitted to maintain his interests in the entities described in Schedule 3.1, attached hereto, provided same does not conflict with his duties as CEO of the Company.

            3.2 During the Term, the Executive shall serve as and perform the function of CEO and shall perform such duties and have such authority as is consistent with the position of CEO.

            3.3 In order to induce the Company to enter into this Employment Agreement, the Executive represents and warrants to the Company that:

            (a) the Executive is not a party or subject to any employment agreement or arrangement with any other person, firm, company, corporation or other business entity; and

            (b) the Executive is subject to no restraint, limitation, or restriction by virtue of any agreement or arrangement or by virtue of any law or rule or otherwise,

which would impair the Executive's right or ability to enter the employ of the Company or any other member of the Image Group or to perform fully his duties and obligations pursuant to this Employment Agreement.

      4.    Compensation.

            4.1 For all services rendered by the Executive under this Employment Agreement, the Company shall pay the Executive, and the Executive shall accept, the following compensation.

                  4.1.1 A base salary of $250,000 per annum ("Salary") payable in accordance with the Company's regular payroll practices but not less frequently than in regular bi-weekly installment and as described in Schedule
4.1.1. Executive shall also receive such other additional compensation in the nature of bonus, incentive compensation, profit sharing or other similar plan, arrangement or program as the Board of Directors may determine from time to time ("Additional Compensation"). The Additional Compensation may be in the form of cash compensation or stock grants and may be based on performance by the Executive.

In addition to the foregoing, the parties shall implement an arrangement whereby Executive shall have the economic benefit as if the Executive were the owner of 1,000,000 shares of the Company's common stock (measured as of the date of this Employment Agreement). The Company and the Executive shall finalize such economic arrangements within 30 days of the date of this Employment Agreement.

                  4.1.2 The Executive's Salary and Additional Compensation shall be payable subject to such deductions as are then required by law and such further deductions as may be agreed to by the Executive in accordance with the Company's prevailing salary payroll practices.

            4.2 On or about January 1, 2006, the Board of Directors of the Company and the Executive shall review the Executive's compensation under this Employment Agreement, at which time such compensation may be adjusted to such greater (but not lesser) amount as shall be approved by mutual agreement of the parties.


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

      5.    Benefits.

            5.1 The Executive shall be entitled to four (4) weeks of paid vacation per calendar year, provided that the Executive shall not take more than three consecutive weeks of vacation during any year. Not more than one week of unused vacation from each year shall be carried over to a subsequent period unless specifically authorized by the Board of Directors of the Company.

            5.2 The Executive shall be entitled to health insurance coverage for the Executive, his spouse and his dependent children at no cost to Executive. The Company will make a cash contribution to the Executive's current heath insurance plan each year in an amount equivalent to what the Company would have to pay to insure the Executive, his spouse and his dependent children under the Company's now or hereafter existing health insurance plan afforded to all of the employees of the Company. The Executive shall also be entitled to participate in any pension or profit sharing plan, stock purchase plan, stock option plan, group life, dental or vision insurance plan, hospitalization insurance plan, medical services plan and other similar plans, now or hereafter existing, afforded to the employees of the Image Group.

            5.3 The Company shall furnish the Executive with an office located in New York County, New York, Rockland County, New York, or Westchester, County, New York or the surrounding area, of a size and with the furnishings and other appointments, and such other facilities, services and staff, in each case at a level that is consistent with his position, duties and responsibilities.

      6.    Expenses.

            The Executive shall be authorized to incur ordinary and necessary business expenses in connection with the performance of his duties hereunder, including travel expenses and entertainment expenses, as shall be authorized by the Board of Directors of the Company. Such expenses shall be reimbursed only upon presentation of paid receipts and/or original invoices and such other information as shall be required for tax purposes.

      7.    Sick Leave.

            The Executive shall be entitled to annual sick leave in length to conform with the Company's general employment practices, but not less than three weeks paid sick leave per annum.

      8.    Termination of Employment.

            The Executive's employment under this Employment Agreement may be terminated prior to the expiration of the Term under any of the circumstances set forth in this Section 8.


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

            8.1 The Executive's employment shall terminate upon the death of the Executive. The Company may terminate the Executive's employment for "Disability". For purposes of this Employment Agreement, a "Disability" shall mean physical or mental disability preventing Executive from performing Executive's duties hereunder for a consecutive period of 6 months or an aggregate of 180 days in any 12 month period as determined by the written opinion of a physician selected in good faith by the Company and agreed to by Executive, his family or his duly appointed personal representative, which Employment Agreement is not to be unreasonably withheld.

            8.2 The Company may terminate the Executive's employment for "Cause" at any time by providing written notice of such termination to the Executive in accordance with the provisions of this Employment Agreement. For purposes of this Employment Agreement, the term "Cause" shall mean any of the following: (1) Executive has been convicted by, or shall have entered a plea of guilty or nolo contendere, in a court of competent and final jurisdiction for any crime involving moral turpitude, fraud, embezzlement, misappropriation, or any other felony or crime punishable by imprisonment, (2) Executive shall commit any material act of fraud, embezzlement or other act of misappropriation, which act causes harm to the Company, or (3) Executive shall continually and habitually neglect Executive's duties and shall fail to correct such breach within 30 days after written notice of such habitual and continual neglect, then, in each such case, the Company shall have the right to give Notice of Termination (as defined below) of the Executive's employment. Notwithstanding the foregoing, the Company may not terminate the Executive's employment for Cause unless (a) a determination that Cause exists is made and approved by a majority of the members of the Board of Directors, (b) Executive is given at least 10 days written notice of the Board of Directors meeting called to make such determination, (c) Executive and his legal counsel are given the opportunity to address such meeting, and (d) the conduct constituting Cause is capable of cure, and such conduct is not cured to the Board of Directors' satisfaction within 30 days following receipt of written notice delivered by the Company to the Executive specifying in reasonable detail the nature of the conduct and states that it is grounds for termination for Cause. The Company may give Executive Notice of Termination for Cause only after the conditions set forth in sub-clauses (a), (b), (c), and (d) of this Section 8.2 have been met.

            8.3 The Executive may terminate his employment hereunder by written notice given to the Company for Good Reason. For purposes of this Agreement, "Good Reason" shall mean any material breach of this Agreement by the Company, including without limitation: (i) any reduction in the Executive's Salary; (ii) the Company requires the Executive to be based at an office or location other than New York County, New York, Rockland County, New York, or Westchester County, New York, except for travel reasonably required in the performance of the Executive's responsibilities; or (iii) the Company requires that the Executive perform duties not commensurate with his status as CEO; provided, however, that a material breach of this Employment Agreement by the Company shall not constitute Good Reason unless the Executive notifies the Company in writing of the breach, specifying in detail the nature of the breach and stating that such breach is grounds for Good Reason, and unless the Company fails to cure such breach within 10 days after such notice is sent or given under this Agreement.


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

            8.4 Any termination by the Company under this  Employment  Agreement shall be communicated by Notice of Termination to the Executive. Except as otherwise specifically and expressly provided in this Employment Agreement, "Date of Termination" shall mean the actual effective date of any termination of this Employment Agreement. If the Company terminates the Executive for Cause, the Date of Termination shall be the close of business on the day that is 30 days after receipt by the Executive of Notice of Termination for Cause. If the Company terminate the Executive without Cause, the Date of Termination shall be the close of business on the day that is 90 days following receipt by Executive of Notice of Termination without Cause. If the Executive terminates for Good Reason, the Date of Termination shall be the close of business on the day that is the 10th business day after written notice is given in accordance with
Section 8.4, unless cured by the Company. No Notice of Termination without Cause shall be effective if sent prior to the first anniversary of this Employment Agreement. If the Company terminates the Executive's employment because of death or Disability, the Date of Termination shall be the close of business on the day that is 90 days following the death or Disability of the Executive. For purposes of this Employment Agreement, a "Notice of Termination" shall mean a notice in writing that shall indicate the specific termination provision in this Employment Agreement relied upon to terminate the Executive's employment and, if applicable, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

      9.    Compensation and Benefits Payable Following Termination.

            If the Executive's employment is terminated prior to the expiration of the Term, the Executive (or his surviving spouse, beneficiary or estate, as the case may be) shall receive the following compensation and benefits:

            9.1 Upon any termination of the Executive's employment under Section 8 hereof, the Company shall pay the Executive (or his personal representative) any accrued but unpaid Salary for services rendered to the Date of Termination, the amount of any compensation previously earned and deferred by the Executive, any earned but unpaid incentive compensation for any calendar year ended prior to the year in which his employment terminates, any accrued but unpaid expenses required to be reimbursed under this Employment Agreement, and any vacation pay accrued to the date of the termination. The Company shall pay all of the foregoing amounts, except for earned but unpaid Additional Compensation, within 30 days after the Date of Termination. Earned but unpaid Additional Compensation for any calendar year ended prior to the year in which the Executive's employment terminates shall be paid at the same time as the Company pays Additional Compensation to its other senior executives.

If the Executive's employment is terminated for any reason prior to the last day of a calendar year, the Company shall pay the Executive (or his personal representative) as severance pay, an amount equal to the pro rata portion (based on the number of days of employment prior to the termination date) of the annual Additional Compensation that would have been payable to the Executive if he had continued in employment through the end of the calendar year. Such amount will be paid at the same time and in the same manner as the annual Additional Compensation for such year is paid to other senior executive officers.


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

            9.2 In the event that the Executive's employment is terminated by the Company without Cause pursuant to Section 8 above, the Company shall continue to provide the Executive the Salary and benefits set forth in Sections
4.1 and 5.2 above that would have been payable to him if he had continued to perform his normal duties and responsibilities on a full-time basis until the earlier of (i) one year from the date of this Employment Agreement or the expiration of the Term or (ii) his death.

            9.3 If the Executive terminates his employment for Good Reason, then the Company shall pay to the Executive as severance pay the following amounts:

            (i) his then unpaid Salary, in accordance with the regular payroll practices of the Company, through the Date of Termination at the rate in effect as of the Date of Termination;

            (ii) after the Termination Date, the Executive shall continue to receive his Salary, in accordance with the regular payroll practices of the Company, at the rate that is in effect as of the Date of Termination through the six month period following the Date of Termination; and

            (iii) the payments set forth in Section 9.3 above.

            9.4 Except as may otherwise be provided under this Employment Agreement,

            (i) any benefits to which the Executive may be entitled pursuant to the plans, policies and arrangements referred to in Section 5 above shall be determined and paid in accordance with the terms of such plans, policies and arrangements; and

            (ii) the Executive shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation.

      10.   Restrictive Covenants.

            10.1 The Executive acknowledges that (i) the business activities of the Image Group include and are expected to include the manufacture and sale of celebrity image memorabilia and sports branded products ("Sports Memorabilia and Branding Business"), (ii) he will have a major responsibility for the development, management and operation of the business of the Company, (iii) the Company's business is intended to be international in scope, (iv) his employment by the Company will bring him into close contact with confidential information of the Company, its Affiliates, its customers, and its suppliers, and (v) the agreements and covenants contained in this Section 10 are essential to protect the business interests of the Company and that the Company would not enter into this Employment Agreement but for such agreements and covenants. Accordingly, the Executive agrees as follows:


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

            10.2  Except  as  otherwise   specifically   provided  for  in  this
Employment Agreement, throughout the Employment Period and the Post-Termination Period (as such terms are defined below) the Executive shall not, directly or indirectly, (i) engage in any aspect of the Sports Memorabilia and Branding Business or (ii) without limiting the generality of clause (i) above, be or become, or agree to be or become, interested in or associated with, in any capacity (including, without limitation, as a partner, shareholder, owner, officer, director, employee, principal, agent, creditor, trustee, consultant, co-venturer or otherwise), any individual, corporation, firm, association, partnership, joint venture or other business entity, which is engaged in or which is planning to engage in any aspect of the Sports Memorabilia and Branding Business; provided, however, that the Executive may own, solely as an investment, securities of any publicly held corporation traded on any national securities exchange in the United States of America, if the Executive is not a controlling person of or member of a group that controls, such corporation and does not, directly or indirectly, own more than 1% of any class of securities of such corporation.

                  10.2.1 Throughout the Employment Period and the Post-Termination Period, the Executive shall not, directly or indirectly (i) induce or attempt to influence any executive of any member of the Image Group to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Image Group in any attempt to hire any person who shall have been employed by any member of the Image Group within the one (1) year period preceding such requested aid, or (iii) induce or attempt to influence any person or business entity who was a customer or supplier of any member of the Image Group during any portion of such period to transact business with a competitor of the Image Group in the Sports Memorabilia and Branding Business.

                  10.2.2 Throughout the Employment Period and thereafter, the Executive shall not disclose to anyone any information about the affairs of any member of the Image Group, including without limitation, trade secrets, trade "know-how", inventions, customer lists, client lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers, trading positions, sales, profits or other financial information, which is confidential to any member of the Image Group or is not generally known in the relevant trade (collectively, "Proprietary Information"), regardless of whether the Executive developed such Proprietary Information, nor shall the Executive make use of any such Proprietary Information for his own benefit.

            10.3 For the purposes of this Employment Agreement the following terms shall have respective meanings ascribed to them below:

                  10.3.1 "Employment Period" means the period of the Executive's employment by the Company, including such period of employment, if any, extending beyond the Term.

                  10.3.2 "Post-Termination Period" means the two-year period commencing with the end of the Employment Period.

            10.4 If the Executive breaches, or threatens to commit a breach of, any of the provisions of Subsection 10.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:


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

                  10.4.1 The Executive shall account for and pay over to the Company all compensation, profits, monies, accruals and other benefits derived or received by the Executive or any person or business entity affiliated with the Executive as a result of any action or transactions constituting a breach of any of the Restrictive Covenants.

                  10.4.2 Notwithstanding the provisions of Subsection 10.3.1 above, the Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the Restrictive Covenants, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

                  10.4.3 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full force and effect, without regard to the invalid or unenforceable portions.

                  10.4.4 If any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced from, such provision shall then be enforceable.

                  10.4.5  The  parties   hereto  intend  to  and  hereby  confer
jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdiction shall hold such Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

      11.   Inventions.

            All inventions, discoveries, investigations, improvements, know-how, trade secrets, and developments in technology ("Inventions") that directly relate to the business carried on, or to be carried on, by any member the Image Group that have been or shall be made of or reduced to practice by the Executive, either alone or with others, whether the activity in question takes place within or outside the usual working hours of the Executive or on or off the premises of the Company, shall be held by the Executive for the exclusive benefit of the Company, and the Executive shall assign in writing to the Company, without any payment being required or the part of the Company, all of the right, title and interest which he may have acquired in and to any Inventions. In addition, he shall both during and at any time prior to two (2)


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

years after the Employment Period, assist the Company in every way reasonably requested by the Company, at the expense of the Company without cost to the Executive (and with reasonable compensation to the Executive in the event his employment has then ended), to obtain for the Company in any and all countries, and to maintain and enforce patents or the reissue or extension thereof on all Inventions which have been or may be assigned.

      12.   Documentation of Proprietary Information and Inventions.

            All documents, records, models, prototypes or other tangible embodiments or evidence of Proprietary Information or Inventions, and all copies of the foregoing ("Materials"), which may at any time be acquired by or come into the possession of the Executive are the sole and exclusive property of the Company. All Materials shall be surrendered to the Company upon the request by the Company at any time. In addition, upon the reasonable request by the Company at any time, the Executive shall prepare materials accurately and adequately to describe, set forth or embody any Proprietary Information or Inventions and deliver the same to the Company in order to accomplish or complete the transfer thereof to the Company, and the Executive shall be reimbursed by the Company for all of his reasonable out-of-pocket expenses incurred in so doing. During or at any time prior to two (2) years after the Employment Period, the Executive shall execute all documents and take all such other action as the Company may reasonably require (being reimbursed for all of his reasonable out-of-pocket expenses in this connection) in order to assign the Company any and all copyrights and reproduction rights to any Materials prepared by him during and in connection with such employment.

      13.   Insurance.

            The Company may, from time to time, apply for, purchase and maintain, in its own name and at its own expense, life, health, accident, disability or other insurance upon the Executive in any sum or sums that it may deem necessary to protect its interests, and the Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including, without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company.

14.   Miscellaneous.

14.1 This Employment Agreement is a personal contract, and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive, except as otherwise expressly permitted by the provisions of this Employment Agreement. The Executive shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, the Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Executive shall be for the sole personal benefit of the Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Executive; provided, however, that (i) the


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

Executive shall have the right to assign his right to receive any payment previously due and owing, subject to all claims and defenses of the Company, and
(ii) in the event of the Executive's death, the Executive's estate, legal representatives or beneficiaries (as the case may be) shall have the right to receive all of the benefits that accrued to the Executive pursuant to, and in accordance with, the terms of this Employment Agreement.

            14.2 Any notice required or permitted to be given pursuant to this Employment Agreement shall be in writing and sent to the party for whom or which intended, at the address of such party set forth below, by registered or certified mail, return receipt requested or at such other address as either party shall designate by notice to the other in the manner provided herein for giving notice:

                  (a)   If to the Company to:

                              Image Innovations Holdings Inc.

                              432 Park Avenue South
                              New York, New York 10022
                              Attention:  [         ]
                              Facsimile: (604) 925-5283

                              with a copy to:

                              Reed Smith, LLP
                              599 Lexington Avenue - 29th Floor
                              New York, New York 100022
                              Attention:  Herbert F. Kozlov, Esq.
                              Facsimile: (212) 521-5450

                  (b)   If to Executive, to:

                              Michael Preston
                              220 Sickletown Road
                              New York, New York 10962
                              email:  michaelpreston12@hotmail.com

            14.3 This Employment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            14.4 If any provision of this Employment Agreement, or any part thereof, is held to be illegal or unenforceable, the remainder of this Employment Agreement shall nevertheless remain in full force and effect.

            14.5 Each of the parties hereto shall, at any time and from time to time hereafter, upon the reasonable request of the other, take further action and execute, acknowledge and deliver all such instruments of further assurance as necessary to carry out the provisions of this Employment Agreement.

            14.6 This Employment Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the subject matter hereof. No representations or warranties of any kind or nature relating to the Company or its business, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Company to the Executive.

            14.7 All controversies or claims arising out of or relating to this Employment Agreement, or the breach hereof, shall be subject to the laws of the State of New York and submitted to the Courts of the State and County of New York for resolution.


                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                              IMAGE INNOVATIONS
                              HOLDINGS INC.:



                              --------------------------------
                              Arthur Gononsky
                              Chairman, Compensation Committee



                              EXECUTIVE:



                              --------------------------------
                              Michael Preston

                                  SCHEDULE 3.1

The Executive shall be entitled to maintain his interests and continue his duties and responsibilities in the entities described below:

1. Non-Executive Director of Phosphagenics Limited, an Australian biotech corporation, listed on the Australian Stock Exchange and the AIM in London;

2. Non-Executive Director of Edentify, Inc., a United States identity fraud company;

3. Partner in Alberdale & Co., a London based FSA-regulated corporate finance firm; and

4. The Executive shall be entitled to accept additional board memberships provided such board memberships do not conflict with his duties to the Company.

                                 SCHEDULE 4.1.1

The Executive's Salary of $250,000, as provided in Section 4 of the Employment Agreement, shall initially be paid as follows:

1. Upon execution of the Employment Agreement, the Executive shall receive his salary at the rate of $10,000 per month and accrue the balance of his Salary;

2. On the day of the closing of the first round of financing by the Company, the Executive shall receive his salary at the rate of $15,000 per month and accrue the balance of his salary;

3. On the day that is six months from the date of this Employment Agreement, or at such date as the Executive deems fit, being fully aware of the financial condition of the Company, the Executive shall receive his Salary at the rate of $20,833 per month which shall be payable according to the Company's regular payroll practices but not less frequently than in regular bi-weekly installments; and

4. In the event that, for any reason, the financing referred to in Paragraphs 1 and 2 do not occur, the Executive shall nonetheless be entitled to his accrued and unpaid Salary on 12/31/05.